EXHIBIT 24.2

POWER OF ATTORNEY APPOINTING

RICHARD R. CURRENT AND JAMES L. HERBERT

Power of Attorney

Each of the undersigned, in his capacity as a director, officer, or both, of Neogen Corporation, appoints James L. Herbert and Richard R. Current, or either of them, to be his true and lawful attorney to execute in his name, place and stead, a Report on Form 10-K for the year ended May 31, 2008 and to file the same with any exhibits or amendments thereto and other documents in connection therewith, with the Securities and Exchange Commission. James L. Herbert and Richard R. Current shall have full power and authority to do and perform in the name and on the behalf of each of the undersigned, in any capacity, every act required or necessary to be done as fully as each of the undersigned might or could do in person.

Date: 8/14/08	/s/ James L. Herbert
James L. Herbert,
Chairman of the Board of
Directors & Chief Executive
Officer (Principal Executive Officer)

Date: 8/14/08	/s/ Richard R. Current
Richard R. Current, Vice
President & Chief Financial
Officer & Secretary (Principal Financial and
Accounting Officer)

Date: 8/14/08	/s/ Lon M. Bohannon
Lon M. Bohannon, President &
Chief Operating Officer

Date: 7/26/08	/s/ Robert M. Book
Robert M. Book, Director

Date: 8/11/08	/s/ A. Charles Fischer
A. Charles Fischer, Director

Date: 8/13/08	/s/ Gordon E. Guyer
Gordon E. Guyer, Director

Date: 8/12/08	/s/ G. Bruce Papesh
G. Bruce Papesh, Director

Date: 8/10/08	/s/ Jack C. Parnell
Jack C. Parnell, Director

Date: 8/12/08	/s/ Thomas H. Reed
Thomas H. Reed, Director

Date: 7/31/08	/s/ Clayton K. Yeutter
Clayton K. Yeutter, Director